                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K/A

                                AMENDMENT NO. 1
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                                JANUARY 31, 1997
                Date of Report (date of earliest event reported)

                                CKS GROUP, INC.
             (Exact name of Registrant as specified in its charter)


       DELAWARE                      0-27090                   77-0385435
   (State or other           (Commission File Number)       (I.R.S. Employer
   jurisdiction of                                         Identification No.)
    incorporation
   or organization)

                              10441 Bandley Drive
                          Cupertino, California 95014

                    (Address of principal executive offices)

                                 (408) 366-5100
              (Registrant's telephone number, including area code)

         This Amendment to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 14, 1997 is being filed in order to amend Item 7 thereto as set forth below. The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on February 14, 1997 as set forth on the pages attached hereto.


ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

         The following financial statements and exhibits are filed as part of this report, where indicated.

                                                                            Page

         (a) Financial statements of business acquired, prepared pursuant to Rule 3-05 of Regulation S-X:

                 Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                 Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Statements of Income and Partners' Capital . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                 Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7-11

         (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

                 Unaudited Pro Forma Consolidated Balance Sheet . . . . . . . . . . . . . . . . . . . . . .     13
                 Unaudited Pro Forma Consolidated Statements of Operations  . . . . . . . . . . . . . . . .  14-16
                 Notes to Pro Forma Consolidated Financial Information  . . . . . . . . . . . . . . . . . .  17-19

         (c)     Exhibits in accordance with Item 601 of Regulation S-K:

                 Exhibits:

                 2.1 Acquisition Agreement, dated as of January 31, 1997, by and among Registrant, the current and former partners of McKinney & Silver, a North Carolina general partnership, Raleigh Acquisition Inc., a Delaware corporation, Robert C. Doherty and Donald S. Maurer, as Partner Representatives, and Chemical Trust Company of California as Escrow Agent.*

                 4.1 Registration Rights Agreement among CKS, Raleigh Acquisition, Inc. and the current and former partners of McKinney & Silver dated January 31, 1997.*

                 23.1     Consent of Ernst & Young LLP

                 23.2     Consent of KPMG Peat Marwick LLP

                 99.1     Supplemental Financial Statements:

                          Independent Auditors' Report
                          Supplemental Consolidated Balance Sheets
                          Supplemental Consolidated Statements of Income Supplemental Consolidated Statements of Stockholders'
                            Equity
                          Supplemental Consolidated Statements of Cash Flows Notes to Supplemental Consolidated Financial
                            Statements
____________________

*Previously filed as Exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 1997.

                         Report of Independent Auditors

Partners
McKinney & Silver

We have audited the accompanying balance sheets of McKinney & Silver (a Partnership) as of December 31, 1996 and 1995, and the related statements of income, partners' capital, and cash flows for the three years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McKinney & Silver (a Partnership) at December 31, 1996 and 1995, and the results of its operations and its cash flows for the three years then ended in conformity with generally accepted accounting principles.



                             /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
January 31, 1997

                       McKinney & Silver (A Partnership)

                                 Balance Sheets

                                                                                 DECEMBER 31
                                                                            1996              1995
                                                                         --------------   --------------
ASSETS
Current assets:
   Cash and cash equivalents  . . . . . . . . . . . . . . . . . . .      $   11,844,410   $    2,461,544
   Accounts receivable  . . . . . . . . . . . . . . . . . . . . . .           7,992,367        5,783,797
   Employee receivables   . . . . . . . . . . . . . . . . . . . . .               6,150              250
   Unbilled production costs  . . . . . . . . . . . . . . . . . . .             749,282          674,298
                                                                         --------------   --------------
Total current assets  . . . . . . . . . . . . . . . . . . . . . . .          20,592,209        8,919,889

Property and equipment:
   Furniture, fixtures and equipment  . . . . . . . . . . . . . . .           1,526,167        1,273,974
   Leasehold improvements   . . . . . . . . . . . . . . . . . . . .             538,058          478,868
                                                                         --------------   --------------
                                                                              2,064,225        1,752,842
   Less allowances for depreciation and amortization  . . . . . . .          (1,089,796)        (811,452)
                                                                         --------------   --------------
                                                                                974,429          941,390
                                                                         --------------   --------------
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   21,566,638  $     9,861,279
                                                                         ==============   ==============

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
   Accounts payable and accrued expenses  . . . . . . . . . . . . .         $15,965,306       $5,106,120
   Deposits from clients  . . . . . . . . . . . . . . . . . . . . .           1,480,721        1,560,007
   Due to withdrawn partner (Note 4)  . . . . . . . . . . . . . . .           1,804,419        1,301,471
   Guaranteed payments to partners  . . . . . . . . . . . . . . . .              61,412           39,546
   Current portion of deferred rent   . . . . . . . . . . . . . . .              22,343           22,343
   Current portion of payable for redemption of partners' capital
     (Note 6)   . . . . . . . . . . . . . . . . . . . . . . . . . .              89,216               --
                                                                         --------------   --------------
Total current liabilities . . . . . . . . . . . . . . . . . . . . .          19,423,417        8,029,487

Long term portion of deferred rent  . . . . . . . . . . . . . . . .              61,441           83,786
Long term portion of payable for redemption of partners' capital
  (Note 6)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             223,046               --
                                                                         --------------   --------------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . .          19,707,904        8,113,273
Partners' capital . . . . . . . . . . . . . . . . . . . . . . . . .           1,858,734        1,748,006
                                                                         --------------   --------------
Total liabilities and partners capital  . . . . . . . . . . . . . .      $   21,566,638   $    9,861,279
                                                                         ==============   ==============

                            See accompanying notes.

                       McKinney & Silver (A Partnership)

                   Statements of Income and Partners' Capital



                                                                            YEAR ENDED DECEMBER 31,
                                                                     1996            1995           1994
                                                                  -------------   ------------  ------------
Agency income . . . . . . . . . . . . . . . . . . . . . . . .      $15,833,901     $13,732,988   $12,732,119

Operating expenses:
   Direct salaries and related expenses   . . . . . . . . . .         5,579,694      4,930,621     4,269,601
   Other direct operating expenses  . . . . . . . . . . . . .         2,271,615      1,903,455     1,585,820
   General and administrative expenses  . . . . . . . . . . .         3,257,767      2,785,667     2,407,895
                                                                  -------------   ------------  ------------
Total operating expenses  . . . . . . . . . . . . . . . . . .       11,109,076       9,619,743     8,263,316

Operating income  . . . . . . . . . . . . . . . . . . . . . .         4,724,825      4,113,245     4,468,803

Other income, principally interest  . . . . . . . . . . . . .           353,964        322,553       159,129
                                                                  -------------   ------------  ------------
Income before payments to withdrawn partner . . . . . . . . .         5,078,789      4,435,798     4,627,932

Payments to a withdrawn partner (Note 4)  . . . . . . . . . .        (2,552,547)    (2,439,224)   (2,465,221)
                                                                  -------------   ------------  ------------
Income available to partners  . . . . . . . . . . . . . . . .         2,526,242      1,996,574     2,162,711

Partners' capital at beginning of year. . . . . . . . . . . .         1,748,006      1,755,305     1,143,812
Distribution of capital to partners . . . . . . . . . . . . .       (1,926,976)     (2,036,933)   (1,572,358)
Partners' capital contributions . . . . . . . . . . . . . . .            10,500         33,060        21,140
Redemption of partnership capital . . . . . . . . . . . . . .          (499,038)            --            --
                                                                  -------------   ------------  ------------
Partners' capital at end of year. . . . . . . . . . . . . . .     $   1,858,734   $  1,748,006  $  1,755,305
                                                                  =============   ============  ============



                            See accompanying notes.

                       McKinney & Silver (A Partnership)

                            Statements of Cash Flows

                                                                              YEAR ENDED DECEMBER 31
                                                                      1996            1995               1994
                                                                 --------------  --------------    --------------
OPERATING ACTIVITIES
Income available to partners  . . . . . . . . . . . . . . . .        $2,526,242      $1,996,574        $2,162,711
Adjustments to reconcile income available to partners
  to net cash provided by operating activities:
   Depreciation and amortization  . . . . . . . . . . . . . .           278,344         258,127           209,396
   Changes in operating assets and liabilities:
         Accounts receivable  . . . . . . . . . . . . . . . .        (2,208,570)        167,255        (3,621,994)
         Employee receivables . . . . . . . . . . . . . . . .            (5,900)            610            13,180
         Unbilled production inventory  . . . . . . . . . . .           (74,984)        646,415          (865,578)
         Prepaid expenses . . . . . . . . . . . . . . . . . .                --          10,642            (1,648)
         Accounts payable and accrued expenses  . . . . . . .        10,859,186      (2,170,708)        3,028,449
         Deposits from clients  . . . . . . . . . . . . . . .           (79,286)       (377,302)        1,186,787
         Due to withdrawn partner . . . . . . . . . . . . . .           502,948         (11,260)          377,451
         Deferred rent  . . . . . . . . . . . . . . . . . . .           (22,345)        (22,344)          128,473
                                                                 --------------  --------------    --------------
Net cash provided by operating activities . . . . . . . . . .        11,775,635         498,009         2,617,227

INVESTING ACTIVITIES
Purchases of property and equipment . . . . . . . . . . . . .          (252,194)       (255,440)         (321,488)
Increase in leasehold improvements  . . . . . . . . . . . . .           (59,190)         (9,113)           (5,471)
                                                                 --------------  --------------    --------------
Net cash used in investing activities . . . . . . . . . . . .          (311,384)       (264,553)         (326,959)

FINANCING ACTIVITIES
Partnership distributions . . . . . . . . . . . . . . . . . .        (1,926,976)     (2,036,933)       (1,572,358)
Partnership redemption  . . . . . . . . . . . . . . . . . . .          (164,909)             --                --
Partners' capital contributions . . . . . . . . . . . . . . .            10,500          33,060            21,140
Capital lease payments  . . . . . . . . . . . . . . . . . . .                --         (39,097)          (65,279)
                                                                 --------------  --------------    --------------
Net cash used in financing activities . . . . . . . . . . . .        (2,081,385)     (2,042,970)       (1,616,497)
                                                                 --------------  --------------    --------------

Net increase (decrease) in cash . . . . . . . . . . . . . . .         9,382,866      (1,809,514)          673,771
Cash and cash equivalents at beginning of year  . . . . . . .         2,461,544       4,271,058         3,597,287
                                                                 --------------  --------------    --------------
Cash and cash equivalents at end of year  . . . . . . . . . .       $11,844,410      $2,461,544        $4,271,058
                                                                 ==============  ==============    ==============

                            See accompanying notes.

                       McKinney & Silver (A Partnership)

                         Notes to Financial Statements

                               December 31, 1996



1.       ACCOUNTING POLICIES

ORGANIZATION

On January 1, 1991 a new partnership ("the Partnership") was formed to acquire the assets and liabilities and continue the operations of McKinney & Silver (A Partnership) ("M&S") (See Note 4). The name of the new partnership was then changed to McKinney & Silver (A Partnership). Certain partners of the Partnership were also officers and partners of M&S. For purposes of financial and tax reporting the Partnership is being accounted for as a continuation of the business of M&S.

The Partnership specializes in advertising, research and marketing studies, the placement of advertising with various forms of media and the production of collateral material such as brochures. Its principal market is medium to large advertisers located throughout the United States. Its major customers are in the automobile and cruise line industries.

INCOME RECOGNITION

Agency income represents amounts earned from advertising placed with various forms of media, production commissions earned on expenditures incurred for clients, and fees derived from other services performed in connection with advertising, research and marketing studies.

Income is recognized as follows:

         a. Commissions earned from advertising placed with media generally are recorded at the time the advertising appears or is broadcast.

         b. Commissions earned for production expenditures and fees derived from other services are recognized upon performance of the service.

ALLOCATION OF PARTNERSHIP INCOME

Income available to partners was allocated on a pro-rata basis to 10,620 partnership units through December 31, 1996.

CASH EQUIVALENTS

The Partnership considers all highly liquid investments with a maturity of three months or less when purchased, to be cash equivalents. Cash equivalents are invested in U.S. government backed securities at a commercial bank.

UNBILLED PRODUCTION COSTS

Unbilled production costs include actual expenses incurred with outside suppliers and expenses incurred by employees and partners which will ultimately be billed to clients. Salaries and other employee benefits are charged to operations as incurred, which is in accordance with industry practice.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. The Partnership's policy is to provide for depreciation of furniture, fixtures and equipment principally by accelerated methods. The cost of leasehold improvements is being amortized over 31 1/2 years using the straight-line method.

INCOME TAXES

No provision has been made for income taxes as the income is taxable individually to the partners rather than being taxed at the partnership level.

SIGNIFICANT CUSTOMERS

During 1996, 1995 and 1994, two clients accounted for 74%, 75% and 85% of agency billings, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATION

Certain 1995 and 1994 balances were reclassified to conform to 1996 presentation. The reclassifications had no impact on net income or partners' capital as previously reported.

CONCENTRATION OF CREDIT RISK

The Partnership's principal financial instrument subject to potential concentration of credit risk is accounts receivable which are unsecured. The Partnership's exposure to credit loss in the event that payment is not received for revenue recognized equals the outstanding accounts receivable balance.

2.       LEASES

The Partnership occupied leased premises under an operating lease at a rental of $586,963, $580,952 and $580,944 for 1996, 1995 and 1994, respectively.
Rental expense for automobiles and office equipment leased by the Partnership under operating leases was $181,295, $170,706 and $126,221 for 1996, 1995 and
1994, respectively.

At December 31, 1996, minimum future rental payments under non-cancelable operating leases, are as follows for each of the next five calendar years:

             1997                              $786,649
             1998                               763,149
             1999                               708,320
             2000                               517,148
             2001                                 1,092
                                          -------------
                                          $   2,776,358
                                          =============

3.       EMPLOYEE BENEFIT PLAN

In May 1993, the Partnership adopted a savings plan that qualifies as a cash or deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the plan, employees may defer up to 15% of their pre-tax compensation. The Partnership will match 50% of employee (excluding partners) contributions to a maximum of 6% of the employee's wages. The Partnership pays the Plan expenses which totaled $10,482, $8,550 and $8,600 in 1996, 1995 and 1994, respectively. Partnership contributions to the plan for 1996, 1995 and 1994 were $77,019, $72,056 and $59,290, respectively.

4.       DUE TO WITHDRAWN PARTNER

In connection with the acquisition of the assets, liabilities and operations of M&S, the Partnership redeemed the equity interest of the principal partner. Consideration provided by the redemption agreement for the principal partner's equity interest included a contingent amount of 50% of the Partnership's adjusted income (as defined by the redemption agreement), for the years 1991-1996, and 33 1/3% of such adjusted income for the years 1997-2000. The redemption agreement also provides for specific payout terms should the business be sold in years 1 through 10.

Until amounts owed are fully paid to the withdrawn partner, the Partnership shall abide by certain guidelines as specified in the redemption agreements. If certain provisions, as defined in the agreement are violated, including the decline of agency net profits below 25% of agency income the withdrawn partner may demand an increase to a 60% share of profits for the balance of the payout period. Additionally, if the Partnership suffers insolvency prior to payout, the withdrawn partner can declare all amounts due and payable and is deemed a creditor as to the amounts due, plus 60% of the gross value of all assets of the Partnership. A UCC security interest has been filed to this effect.

5.       LINE OF CREDIT

During 1996, the Partnership entered into a $500,000 line of credit with a bank which bears interest at prime plus .25 percent The line is unsecured. The balance outstanding at December 31, 1996 is $0. The line of credit expires April 1, 1997.

6.       PAYABLE FOR REDEMPTION OF PARTNERS' CAPITAL

The Partnership reached an agreement with the estate of a deceased partner to redeem all of her partnership shares for $456,870. The redemption agreement provided for an initial $100,000 payment in December 1996 with the balance payable in quarterly installments without interest over four years. The balance outstanding at December 31, 1996 is $312,262.

7.       PRODUCTION ACTIVITIES BILLED TO CLIENTS

The Company recognizes production income net of amounts which it bills as direct cost pass through to its clients. Had the amount of these pass through been included in revenue and expenses, production revenue and direct expenses would be increased by $13,614,442, $9,592,880 and $9,091,414 for 1996, 1995 and
1994, respectively.

8.       SUBSEQUENT EVENT

On January 31, 1997, the Partnership was acquired by CKS Group, Inc. (CKS).
CKS acquired 100% of the Partnership interest in exchange for 841,291 shares of CKS, Inc.'s common stock with a market value of approximately $24 million based on the market price of CKS stock on the date of the transaction. Approximately $600,000 of costs related to the transaction were incurred by the Partnership subsequent to year end. Additionally, the Partnership expects to incur $350,000 of escrow administration expense related to the transaction in 1997.

Additionally, the partnership redemption agreement described in Note 6 above included an acceleration clause providing the amounts payable under the agreement would become due and payable immediately in a lump sum payment in the event of a merger or sale of the Partnership.

         UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition by CKS Group, Inc. (CKS) of McKinney & Silver (M&S), using the pooling of interests method of accounting.

The pro forma combined condensed balance sheet assumes that the acquisition occurred on November 30, 1996, and combines CKS' November 30, 1996 consolidated balance sheet with Donovan & Green, Inc.'s (D&G) and M&S's December 31, 1996 balance sheet. The pro forma combined condensed statements of income combine CKS' consolidated results of operations for each of the years in the three-year period ended November 30, 1996, with M&S's results of operations for each of the years in the three-year period ended December 31, 1996, giving effect to the acquisition as if it had occurred on December 1, 1993. The pro forma combined condensed statement of income for the year ended November 30, 1996 also gives effect to the August 1, 1996 acquisition of Schell/Mullaney, Inc. (SMI) and the January 3, 1997 acquisition of D&G as if each acquisition occurred on December 1, 1995. Certain reclassifications have been made to the historical data to make classifications for similar items consistent between the companies on a pro forma combined basis.

CKS and M&S estimate that they will incur direct transaction costs of approximately $1,500,000 associated with the acquisition which will be charged to operations during the quarter ended February 28, 1997.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of CKS, SMI, D&G, and M&S included in CKS' reports on Form 8-K dated August 1, 1996, December 18, 1996, January 3, 1997, or included elsewhere herein.

                       CKS GROUP, INC. - MCKINNEY & SILVER

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                NOVEMBER 30, 1996

                                 (IN THOUSANDS)


                                                                                                          CKS/D&G/
                                                                     CKS/D&G                                 M&S
                                                       PRO FORMA    COMBINED                PRO FORMA     COMBINED
              ASSETS                 CKS       D&G    ADJUSTMENTS   PRO FORMA       M&S    ADJUSTMENTS    PRO FORMA
              ------                 ---       ---    -----------   ---------       ---    -----------    ---------
Current assets:
   Cash and equivalents            $ 7,528  $    -      $(5,146)(b)  $ 2,382      $11,844     $(1,518)(d) $
                                                                                                 (999)(e)  11,709
   Marketable securities            37,895       -           -        37,895           -                   37,895
   Accounts receivable, net         14,542      540          -        15,082        7,999                  23,081
   Fees and expenditures in
      excess of billings             2,043      287          -         2,330          749                   3,079
   Prepaid expenses and other        1,429      377        (290)(a)    1,516           -                    1,516
                                   -------   ------      -------      ------      -------      ------    --------

         Total current assets       63,437    1,204      (5,436)      59,205       20,592      (2,517)     77,280

Property and equipment, net          3,252      502          -         3,754          974                   4,728
Deferred taxes                         300       -           -           300           -        9,169(f)    9,469
Goodwill and other assets            5,919      188       9,300(b)    15,407           -                   15,407
                                   -------   ------      ------       ------      -------      ------    --------

         Total assets              $72,908   $1,894     $ 3,864      $78,666      $21,566     $ 6,652    $106,884
                                   =======   ======      ======       ======      =======      ======    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                $ 5,224   $  612     $  (254)(a)  $ 5,582      $15,885     $          $ 21,467
   Accrued expenses                  6,284      139         (36)(a)
                                                          2,169(b)     8,556          102       1,500(c)   10,158
   Billings in excess of fees
      and expenditures               1,720       91          -         1,811        1,481                   3,292
   Current portion of notes
      payable and
      capital lease obligations        417      505          -           922           -                      922
   Current portion of
      liabilities to related
      parties                           -        -           -            -         1,955      (1,518)(d)     437
   Income taxes payable                188       -           -           188           -                      188
                                   -------   ------      ------       ------      -------      ------    --------

     Total current liabilities      13,833    1,347       1,879       17,059       19,423         (18)     36,464

Notes payable and capital lease
   obligations, less current
   portion                             419      304        (270)(b)
                                                            886 (b)    1,339           62                   1,401
Liabilities to related parties,
   less current portion                 -        -           -            -           223                     223
                                    ------   ------      ------       ------      -------      ------    --------

         Total liabilities          14,252    1,651       2,495       18,398       19,708         (18)     38,088
                                   -------   ------      ------       ------      -------      ------    --------

Stockholders' equity:
   Common stock                         13        2          -            15           -                       15
   Additional paid-in capital       50,824       -        1,612(b)    52,436          240       9,169(f)   61,845
   Unrealized loss on
      marketable securities            (65)      -           -           (65)          -                      (65)
   Notes receivable from
      stockholders                    (292)      -           -          (292)          -                     (292)
   Retained earnings                 8,176      241        (243)(b)    8,174        1,618      (1,500)(c)
                                                                                                 (999)(e)   7,293
                                    ------   ------      ------       ------      -------      ------    --------

   Total stockholders'
      equity                        58,656      243       1,369       60,268        1,858       6,670      68,796
                                   -------   ------      ------       ------      -------      ------    --------

         Total liabilities and
            stockholders' equity   $72,908   $1,894      $3,864      $78,666      $21,566     $ 6,652    $106,884
                                   =======   ======      ======       ======      =======      ======    ========

                       CKS GROUP, INC. - MCKINNEY & SILVER

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED NOVEMBER 30, 1994

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                               CKS/M&S
                                                                                              PRO FORMA       PRO FORMA
                                                                    CKS             M&S      ADJUSTMENTS       COMBINED
                                                                -----------    -----------   -----------       --------
Revenues                                                        $    22,938    $    12,732   $     9,091(i)    $ 44,761
                                                                -----------    -----------   -----------       --------
Operating expenses:
     Direct salaries and related expenses                             6,168          4,269                       10,437
     Other direct operating expenses                                 11,121          1,586         9,091(i)      21,798
     General and administrative expenses                              5,131          2,408                        7,539
                                                                -----------    -----------   -----------       --------
              Total operating expenses                               22,420          8,263         9,091         39,774
                                                                -----------    -----------   -----------       --------

Operating income                                                        518          4,469           -            4,987

Other income (expense), net                                             (38)           159           -              121
                                                                -----------    -----------   -----------       --------

              Income before income taxes                                480          4,628           -            5,108

Income taxes                                                            192            -           1,829(j)       2,021
                                                                -----------    -----------   -----------       --------

              Net income                                        $       288    $     4,628   $    (1,829)      $  3,087
                                                                ===========    ===========   ===========       ========

Net income per share                                            $      0.03                                    $   0.29
                                                                ===========                                    ========

Shares used in per share computation                                  9,944                          864(m)      10,808
                                                                ===========                                    ========

                       CKS GROUP, INC. - MCKINNEY & SILVER

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED NOVEMBER 30, 1995

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                              CKS/M&S
                                                                          PRO FORMA          PRO FORMA
                                               CKS             M&S       ADJUSTMENTS          COMBINED
                                            -----------    -----------   -----------       -----------
Revenues                                    $    34,792    $    13,733   $     9,593(i)    $    58,118
                                            -----------    -----------   -----------       -----------
Operating expenses:
     Direct salaries and related expenses        10,485          4,931                          15,416
     Other direct operating expenses             13,164          1,903         9,593(i)         24,660
     General and administrative expenses          8,688          2,786                          11,474
                                            -----------    -----------   -----------       -----------

              Total operating expenses           32,337          9,620         9,593            51,550
                                            -----------    -----------   -----------       -----------

Operating income                                  2,455          4,113           -               6,568

Other income (expense), net                         (27)           323           -                 296
                                            -----------    -----------   -----------       -----------

              Income before income taxes          2,428          4,436           -               6,864

Income taxes                                      1,062            -           1,758(j)          2,820
                                            -----------    -----------   -----------       -----------

              Net income                    $     1,366    $     4,436   $    (1,758)      $     4,044
                                            ===========    ===========   ===========       ===========

Net income per share                        $      0.13                                    $      0.35
                                            ===========                                    ===========

Shares used in per share computation             10,726                          864(m)         11,590
                                            ===========                  ===========       ===========

                       CKS GROUP, INC. - MCKINNEY & SILVER

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED NOVEMBER 30, 1996

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             CKS/                                 CKS/SMI/
                                                                            SMI/D&G                                D&G/M&S
                                                             PRO FORMA     PRO FORMA                PRO FORMA    PRO FORMA
                               CKS       SMI        D&G     ADJUSTMENTS     COMBINED      M&S      ADJUSTMENTS     COMBINED
                             ------     -----      -----    -----------    ---------     ------    -----------   ---------
Revenues                   $ 56,951   $ 4,288    $ 4,910     $             $ 66,149    $ 15,834     $ 13,614(i)   $ 95,597
                             ------     -----      -----       ------        ------      ------       ------        ------

Operating expenses:
   Direct salaries and
      related expenses       16,542     4,110      2,477       (3,162)(a)    19,967       5,580                     25,547
   Other direct operating
      expenses               19,866       218        365                     20,449       2,272       13,614(i)     36,335
   General and
      administrative
      expense                13,355       808      2,020          163(c)
                                                                  (83)(e)
                                                                  458(g)     16,721       3,257                     19,978
                             ------     -----      -----       ------        ------      ------       ------        ------

         Total operating
            expenses         49,763     5,136      4,862       (2,624)       57,137      11,109       13,614        81,860
                             ------     -----      -----       ------        ------      ------       ------        ------

Operating income              7,188      (848)        48        2,624         9,012       4,725           -         13,737

Other income (expense), net   1,757       (66)       (39)         (13)(b)
                                                                 (413)(f)     1,226         354           -          1,580
                             ------     -----      -----       ------        ------      ------       ------        ------

         Income before
            income taxes      8,945      (914)         9        2,198        10,238       5,079                     15,317

Income taxes                  3,266        -                      816(d)
                                                                 (118)(h)     3,964                    2,083(j)      6,047
                             ------     -----      -----       ------        ------      ------       ------        ------

         Net income        $  5,679   $  (914)   $     9     $  1,500      $  6,274    $  5,079     $ (2,083)       $9,270
                             ======     =====      =====       ======        ======      ======       ======        ======

Net income per share        $  0.43                                         $  0.46                                 $ 0.64
                              =====                                           =====                                 ======

Shares used in per share                                          122(k)
   computation               13,362                                78(l)     13,562                      864(m)     14,426
                             ======                                          ======                   ======        ======

                       CKS GROUP, INC. - MCKINNEY & SILVER

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


(1)   UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

      Donovan & Green

      Substantially of all of the assets and certain liabilities of D&G were exchanged for an initial payment of $5,146,000 in cash. In addition, D&G is entitled to receive an additional $3,220,000 in cash and a number of shares of common stock of the Company with a value of up to $1,610,000 over the next three fiscal years. The actual number of shares issued will depend upon the closing price of the Company's common stock around the date of determination, such amount determined by dividing $1,610,000 by the average of the bid and asking price of the Company's common stock, as reported by NASDAQ, of the first business day prior to the date of determination.

      D&G will also have the right to receive additional payments if they attain certain earning goals during 1997, 1998, 1999, and 2000. D&G may received $889,000 in cash and shares of common stock of the Company with a value of $444,000 in each of 1998 and 1999 if D&G meets its earning goals for the 1997 and 1998 fiscal years. To the extent that D&G exceeds its earnings goals for the 1997, 1998, 1999, and 2000 fiscal years by more than 10%, D&G will be entitled to receive cash and common stock of the Company with a combined value of up to $1,000,000 per year for each of these four years. In the event such payments are made, additional goodwill will be recorded and amortized over its remaining estimated life.

      The following adjustments have been reflected in the unaudited pro forma consolidated balance sheet.

            (a) To eliminate certain assets and related liabilities associated with the acquisition which are excluded pursuant to the D&G Purchase Agreement.

            (b) To record the allocation of purchase price to the net assets of D&G as follows (in thousands):

               Book value of net assets of D&G after adjustment (a) $   243
               Eliminate deferred rent                                  270
               Goodwill                                               9,300
                                                                    -------
                  Fair value of cash and common stock to be
                      issued in exchange                            $ 9,813
                                                                    =======

      The actual allocation of the purchase price will depend upon the composition of D&G's net assets on the closing date and the Company's evaluation of the fair value of such net assets as of such date. Consequently, the ultimate allocation of purchase price could differ from that presented above.

                       CKS GROUP, INC. - MCKINNEY & SILVER

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS - (CONTINUED)


      McKinney & Silver

      The pro forma combined condensed financial statements reflect the issuance of 841,291 shares of CKS common stock in exchange for 10,620 outstanding partnership units and the residual partnership interest of a retired partner of M&S based on an exchange ratio of 59.41 shares of CKS common stock for each outstanding partnership unit of M&S.

            (c) CKS and M&S estimate they will incur direct transaction costs of approximately $1,500,000 associated with the merger consisting of transaction fees for attorneys, accountants, financial printing, and other related charges. These nonrecurring charges will be charged to operations during the three months ended February 28, 1997.

            (d) To record the payment of $1,518,000 of liabilities to related parties prior to the closing.

            (e) To record partnership distributions of $999,000 made prior to closing.

            (f) To record a deferred tax asset for the difference between the financial statement and tax carrying amounts of M&S's net assets upon the closing of the transaction.

(2)   UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

      Schell/Mullaney, Inc.

      All of the shares of outstanding common stock of SMI were exchanged for 183,066 shares of the Company's common stock based on the closing price of the Company's common stock on August 1, 1996. The acquisition agreement also provides for additional payment up to $9,000,000 in the form of the Company's common stock in the event certain performance targets are achieved in 1997 and 1998. In the event such payments are made, additional goodwill will be recorded and amortized over its remaining estimated life.

      The following adjustments have been reflected in the unaudited pro forma consolidated statements of operations:

            (a) To reduce salary and bonus expense as if the employment agreements entered into in conjunction with the acquisition had been in effect from the beginning of the period presented.

            (b) To eliminate interest income related to the $500,000 note receivable from officer which was repaid prior to the closing.

            (c)   To amortize goodwill over an estimated life of 20 years.

            (d) To record additional income tax expense at the combined effective rate as a result of the termination of SMI's S corporation status effective upon the closing, net of nondeductible goodwill amortization resulting from the acquisition.

                       CKS GROUP, INC. - MCKINNEY & SILVER

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS - (CONTINUED)


      Donovan & Green, Inc.

      The following adjustments have been reflected in the unaudited pro forma consolidated statements of operations:

            (e) To reduce salary and bonus expense as if the employment agreements entered into in conjunction with the acquisition had been in effect from the beginning of the period presented.

            (f) To reduce interest income and increase interest expense as if the initial cash payment of $5,146,000 and deferred acquisition payments of $3,220,000 had been paid or incurred as of the beginning of the period.

            (g)   To amortize goodwill over an estimated life of 20 years.

            (h) To reduce income tax expense at the combined effective rate as a result of the pretax loss of D&G and deductible goodwill amortization resulting from the acquisition.

      McKinney & Silver

      The pro forma statements of income exclude the direct transaction costs associated with the merger. These costs are estimated to be $1,500,000 and consist of fees for attorneys, accountants, and financial printing and other related costs. CKS will record a nonrecurring charge during the three months ended February 28, 1997 for these costs.

      The pro forma adjustments related to the acquisition of M&S consist of the following:

            (i) To reclassify revenues and other direct operating expenses for amounts that have been offset in M&S's historical financial statements and conform to CKS's presentation for similar items.

            (j) To record additional income tax expense at the combined effective rate as a result of the termination of M&S's Partnership status effective upon the closing.

(3)   UNAUDITED PRO FORMA NET INCOME PER SHARE

            (k) To reflect the weighted average shares issued by the Company in conjunction with the acquisition of SMI.

            (l) To reflect the estimated shares to be issued in the future as consideration for the acquisition of D&G based on the closing price of the Company's common stock on November 30, 1996.

            (m) Based on the weighted average number of partnership units outstanding of M&S for each period using an exchange ratio of
                  59.41 shares of CKS common stock for each outstanding partnership unit of M&S. Also, includes 210,323 shares issued for the residual partnership interest of a former partner of M&S.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 1997                     CKS GROUP, INC.



                                         By: /s/ CARLTON H. BAAB
                                             ---------------------------------
                                             Carlton H. Baab
                                             Executive Vice President and
                                             Chief Financial Officer